Sales  and  Representation  Contract

It is hereby agreed Nettaxi Online Communities, Inc. (hereinafter client) will use the services of Michael Weiner dba Unique Media Service's (hereinafter Unique) as its advertising representative for the client internet site, known as Nettaxi Online Communities, Inc, located at the internet address of http://vww.nettaxi.com and any and all succeeding pages of internet address, and whose actual address is 2165 South Bascom Avenue, Campbell, California 95008.

Reasonable rates for said advertising will be set by client through consultation with Unique, and a formal Tate card will be published by client for Unique's use and understanding. Any rate deviation from said rate card for advertisers will be discussed and agreed upon by both client and Unique, and Unique shall not confirm a sale to an advertiser until client has agreed with Unique, orally or in writing, to accept such a confirmation for an advertiser. Any trade for product of any kind, including but not limited to merchandise, time, space, shall be at the agreement of client and Unique.

Client maintain the right to limit the types of advertising (i.e.: no cigarettes), and shall notify Unique of such limitations and requirements in advance with thirty days written notice and/or the limitation, shall be made a part of this contract.

Client agrees to furnish Unique with all research and data, including audience research available to it, and further agrees to conduct an audience research survey at least once per year.

In consideration of client's agreement to enter into this contract, Unique agrees to generate advertising funds through sales calls to advertising agencies, manufacturers, publishers, other internet sites and any and all other resources available to it with a fair and reasonable effort Unique shall inform client of negotiations with potential advertisers in progress at client's request.

Unique agrees to assist client in promotions, including on site promotions, and cross promotions with various other sites and media.

Unique and client agree to maintain an open book policy in regard to advertising, whereby either may inspect the others books with proper notice to obtain any further assurances of contract being carried out per agreement

Unique shall be responsible for the collection of funds for advertising contracts sold by Unique, and the proper distribution thereof. Unique shall retain no liability for the advertisers' payment, but shall make every effort to assure payment through proper credit checks and other sources available,

Client agrees to allow recognized advertising agencies a REDACTED agency commission. Client and Unique agree to the following fees for services rendered by Unique to be paid to Unique:

Fees  for  Unique  Media  Services  services:
REDACTED of all net dollars of advertising sold and collected by Unique for client. REDACTED of my trades for products, time, space, services, etc. Net dollars shall be defined as advertising dollars after agency commission has been deducted.

The term of this contract is for one year from the date of the execution of this contract, and may be canceled by giving ninety days' prior written and signed notification after the first ninety days of contract being in effect, by either party, during which time all time; and conditions will remain in full force. Unique shall have the right to extend the term for an additional year with the mutual consent of client. Client shall notify Unique of non-renewal of contract, in writing, thirty days prior to the expiration of this contract or it will be understood by both parties that the contract has been mutually renewed. Should no such instrument be delivered, then it shall be considered mutually agreed without further notice.

All advertising clients and advertising leads generated by Unique shall be considered Property of Unique for a total of five years from any date of cancellation of contract with Unique, and all commissions agreed upon to be paid Unique shall carry forth throughout said period.

Should Unique incorporate, Client agrees that this contract may be assigned m whole to such corporation

This contract constitutes the entire agreement of the parties, and may be changed, altered or amended only by instrument in writing, executed by all parties.

This contract shall be governed by the laws of the State of South Carolina, said state being the forum for this contract.

Agreed to this 7th day of July 1998 by Michael Spencer Weiner, President of Unique Media Services, 151 Pleasant View Road, Blythewood, South Carolina 29016 and Dean Rositano
     --------------

President  (Title)  of  Nettaxi  Online  Communities,.Inc.,  2165  South  Bascom
---------
Avenue,  Campbell.  California  95008.
------

Signed  for  Unique  Media  Services  by  /S/  Michael  Weiner
                                          --------------------
                                               Michael  Weiner

Title:  President

Signed  for  Client  by  /s/  Dean  Rositano
                         -------------------

Name:  Dean  Rositano
       --------------

Title  President
       ---------